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                                                                       Exhibit 5


                                 July 23, 1999

Sprint Capital Corporation
Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, Kansas 66205

     Re: Registration Statement for $4,000,000,000 Aggregate Principal Amount of Debt Securities and Guarantees

Gentlemen:

     In connection with the proposed offering, issuance and sale by Sprint Capital Corporation and/or Sprint Corporation of Debt Securities (the "Debt Securities"), issuable under and pursuant to the terms and provisions of Indentures dated as of October 1, 1998, as supplemented by First Supplemental Indentures dated as of January 15, 1999 (collectively, the "Indentures"), between you and Bank One, N.A., as Trustee, I have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), and such other documents, records and matters as I have considered necessary or appropriate for the purpose of rendering this opinion. The Debt Securities of Sprint Capital Corporation will be unconditionally guaranteed (the "Guarantees") as to the payment of principal, premium, if any, and interest by Sprint Corporation.

     Based upon such examination, I am of the opinion that when (1) the Registration Statement has become effective under the Act, and (2) the Debt Securities have been duly authorized by appropriate corporate action, and the Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the applicable Indenture and sold as contemplated by the Registration Statement, the Debt Securities and Guarantees will be legally issued and the valid and legally binding obligations of Sprint Capital Corporation or Sprint Corporation, as the case may be, entitled to the benefits of the applicable Indenture, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     I hereby consent to the incorporation by reference of this opinion into a subsequent registration statement filed by Sprint Capital Corporation and Sprint Corporation pursuant to Rule 462(b) under the Securities Act of 1933 relating to the offering covered by this Registration Statement.

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Sprint Capital Corporation
Sprint Corporation
July 23, 1999
Page 2

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference made to me under the caption "Validity of the Debt Securities and Guarantees" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                   Very truly yours,

                                   /s/ Don A. Jensen
                                   Don A. Jensen